AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 1998
                                                    REGISTRATION NO. 333-_______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                ---------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                ---------------

                            RWD TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

                                ---------------

            MARYLAND                                              52-1552720
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                ---------------

                   10480 Little Patuxent Parkway, Suite 1200
                           Columbia, Maryland  21044
                                 (410) 730-4377
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                                ---------------

           RWD TECHNOLOGIES, INC. 1998 OMNIBUS STOCK INCENTIVE PLAN
                           (Full title of the plans)

                                ---------------

       RONALD E. HOLTZ                         HERBERT D. FRERICHS, JR., ESQUIRE
   RWD TECHNOLOGIES, INC.                           PIPER & MARBURY L.L.P.
10480 LITTLE PATUXENT PARKWAY                       36 South Charles Street
  COLUMBIA, MARYLAND  21044                       BALTIMORE, MARYLAND  21201
       (410) 730-4377                                    (410) 539-2530
(Name, address, including zip code, and telephone number, including area code, of agents for service)

                                ---------------

                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM
     TITLE OF SECURITIES            AMOUNT TO BE        OFFERING PRICE          AGGREGATE            AMOUNT OF
       TO BE REGISTERED              REGISTERED          PER SHARE(A)       OFFERING PRICE(A)   REGISTRATION FEE(A)
----------------------------------------------------------------------------------------------------------------
      Common Stock,
par value $.10 per share         2,000,000 shares (b)          $21.625          $43,250,000         $12,758.75
================================================================================================================

(a) Pursuant to Rules 457(c) and (h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee are based upon the average of the high and low prices of the Common Stock of the registrant on the Nasdaq National Market System on July 27, 1998.

(b) In accordance with Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares of Common Stock that may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Not required to be included in the Form S-8 pursuant to Note to Part I of Form S-8

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents have been filed by RWD Technologies, Inc. (the "Company") with the Securities and Exchange Commission and are incorporated herein by reference: (a) Annual Report on Form 10-K for the fiscal year ending December 31, 1997; (b) all other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since the end of the fiscal year covered by the registrant document referred to in subclause (a) above; and (c) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated May 27, 1997.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The documents required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not required.

                                    - II-1 -

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by the Maryland General Corporation Law ("MGCL"), Article Eighth, Paragraph (5) of the Company's Charter provides for indemnification of directors and officers of the Company, as follows:

     The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or, at its request, any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such By-Laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.
     No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

Also, the Company's By-Laws contain indemnification procedures that implement the indemnification provisions of the Charter. The MGCL permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the action or omission was unlawful.

As permitted by the MGCL, Article Eighth, Paragraph (6) of the Company's Charter provides for limitation of liability of directors and officers of the Company, as follows:

     To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No

                                    - II-2 -
     amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (i) the person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

As permitted under Section 2-418(k) of the MGCL, the Company has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not the registrant would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

  EXHIBIT
  NUMBER       DESCRIPTION
  -------      -----------

  4.0    1998 Omnibus Stock Incentive Plan, (the "Plan") (filed herewith).

  4.1    Form Stock Option Grant Agreement under the Plan (filed herewith).

  4.2 Corporate Charter and By-Laws (included in Registrant's registration statement on Form S-1, File No. 21779) (incorporated herein by reference)

  5.0 Opinion of Piper & Marbury l.l.p. (contains Consent of Counsel)(filed herewith).

 23.1    Consent of Counsel (contained in Exhibit 5.0).

 23.2    Consent of Independent Public Accountants (filed herewith).

 24.0    Power of Attorney (filed herewith).

                                    - II-3 -

ITEM 9.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
          Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    - II-4 -

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Howard, and the State of Maryland on this 31st day of July, 1998.

                           RWD TECHNOLOGIES, INC.

                           By: /s/ Robert. W. Deutsch
                              ---------------------------------
                           Robert W. Deutsch
                           Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICER:

    /s/ Robert. W. Deutsch      Chairman and Chief          Date:  July 31, 1998
    ---------------------------
    Robert W. Deutsch            Executive Officer

PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

    /s/ Ronald E. Holtz         Chief Financial Officer     Date: July 31, 1998
    ---------------------------
    Ronald E. Holtz              and Secretary


                                    - II-5 -

A MAJORITY OF THE BOARD OF DIRECTORS:

Robert W. Deutsch, John H. Beakes, Ronald E. Holtz, David J. Deutsch, John E. Lapolla, Kenneth J. Rebeck, Jeffrey W. Wendel, Jerry P. Malec, Robert T. O'Connell and Bruce D. Alexander.

By: /s/ Robert. W. Deutsch    For himself and as            Date: July 31, 1998
    ----------------------
    Robert W. Deutsch          Attorney-in-Fact

                                    - II-6 -

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER       DESCRIPTION
  -------      -----------

   4.0         1998 Omnibus Stock Incentive Plan (the "Plan") (filed herewith).

   4.1         Form Stock Option Grant Agreement (filed herewith).

   4.2 Corporate Charter and By-Laws (included in Registrant's registration statement on Form S-1, File No. 21779) (incorporated herein by reference)

   5.0         Opinion of Piper & Marbury l.l.p. (contains Consent of Counsel)

  23.1         Consent of Counsel (contained in Exhibit 5.0).

  23.2         Consent of Independent Public Accountants (filed herewith).

  24.0         Power of Attorney.

                                   - II-7 -